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                                                                    Exhibit 4.29


                             AMENDED AND RESTATED
                             CERTIFICATE OF TRUST
                                      OF
                              BANK ONE CAPITAL II

          This Amended and Restated Certificate of Trust of BANK ONE Capital II (the "Trust"), dated as of August 1, 2000, is being duly executed and filed by the undersigned, as trustees of the Trust, to amend and restate the Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware on June 16, 1999, under the Delaware Business Trust Act (12 Del. C.
(S) 3801, et seq.) (the "Act").

          The original Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

          1.  Name.  The name of the business trust formed hereby is BANK ONE
              ----
Capital II.

          2.  Delaware Trustee.  The name and business address of the trustee of
              ----------------
the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware, 19801, Attention: Corporate Trust Administration.

          3.  Effective Date.  This Certificate of Trust shall be effective upon
              --------------
the date and time of filing.

          4.  Counterparts.  This Certificate of Trust may be executed in one or
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more counterparts.


                           [SIGNATURE PAGE FOLLOWS]
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          IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Trust in accordance with Section 3811(a)(2) of the Act.


                              CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity, but solely as trustee



                              By:   ________________________________________
                                    Name:
                                    Title



                              M. EILEEN KENNEDY, not in her individual capacity, but solely as trustee


                              _______________________________________________


                              CHARLES W. SCHARF, not in his individual capacity, but solely as trustee


                              _______________________________________________

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